UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2005, the Board of Directors of Transcend Services, Inc. (the “Board”) approved a compensation plan for the remainder of 2005 and the entire year 2006 for Juan Alejandro Munoz (“Alex Munoz”), the newly appointed Executive Vice President – Operations of Transcend Services, Inc., effective on June 7, 2005. See Item 5.02 below. Mr. Munoz’s annual salary rate shall be $200,000. Mr. Munoz shall be eligible for quarterly cash bonuses of $10,000 each for each of the third and fourth quarters of 2005 and each quarter in 2006 based upon the achievement of mutually agreeable, yet to be determined performance goals. Mr. Munoz will also receive guaranteed cash bonuses of $25,000 and $50,000 applicable to the remainder of 2005 and the entire year 2006, respectively, that will be payable after each applicable year-end. Mr. Munoz shall be issued 100,000 shares of restricted common stock, par value $0.05, of Transcend Services, Inc. (“Restricted Stock”) on or about June 7, 2005 that shall vest in equal annual installments on each of the first three anniversary dates of his date of hire. In addition, Mr. Munoz shall be issued an additional 25,000 shares of Restricted Stock as soon as practical after the end of 2005, if, and only if, Transcend Services, Inc. exceeds its Board-approved business plan for 2005, as adjusted for the effect(s) of the acquisition of Medical Dictation, Inc. on January 31, 2005 and future acquisitions, if any.

Item 1.02. Termination of a Material Definitive Agreement.

On June 3, 2005, the compensation agreement between Thomas C. Binion and Transcend Services, Inc. (the “Company”) was terminated pursuant to Mr. Binion submitting his resignation from the positions of President and Chief Operating Officer of the Company effective as of that date. The compensation agreement applicable to 2005 between Mr. Binion and the Company was previously disclosed in the Current Report on Form 8-K dated December 8, 2004 that was filed with the Securities and Exchange Commission on December 13, 2004.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	On June 3, 2005, Thomas C. Binion, resigned from the positions of President and Chief Operating Officer of Transcend Services, Inc. (“Transcend” or the “Company”).

(c)	On June 3, 2005, the Board of Directors of the Company (the “Board”) accepted the resignation of Mr. Binion from the positions of President and Chief Operating Officer of the Company and appointed Larry G. Gerdes, the Chief Executive Officer of the Company, to the additional position of President of the Company. In addition, the Board appointed Juan Alejandro Munoz (“Alex Munoz”) as Executive Vice President – Operations of the Company.

Mr. Gerdes (age 56) has served as Chairman of the Board of the Company since May 2000, as a Director of the Company since June 1985, as its Chief Executive Officer since May 1993 and as its President since June 3, 2005. Mr. Gerdes previously served as President of the Company from June 1985 until December 8, 2003. From September 16, 2000 through December 31, 2003, Mr. Gerdes served as the Company’s Chief Financial Officer. In addition, Mr. Gerdes served as Secretary of the Company between September 16, 2000 and May 22, 2001. From 1991 to 1993, Mr. Gerdes was a private investor and from May 1992 until January 1995, Mr. Gerdes was the Chairman of the Board of Directors of Bottomley and Associates, which merged with Transcend in 1995. Prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, a healthcare information systems company, including Chief Financial Officer and Executive Vice President. Mr. Gerdes also serves as a Director of Alliance Healthcard, Inc., a publicly traded company, which trades under the symbol ALHC.OB.

There are no family relationships between Mr. Gerdes and any other director or executive officer of the Company.

Since January 1, 2004, there have been no transactions between Mr. Gerdes and the Company, any other director or any other executive officer other than the following previously disclosed transaction with the Company. On June 23, 2003, the independent members of the Board authorized the payment of an annual facility fee to Mr. Gerdes as a guarantor of the Company’s line of credit with a bank in an amount equal to

0.5% of the amount of the line of credit facility at that time, which amounted to an annual fee of $7,500. In addition, quarterly usage fees were payable to Mr. Gerdes at the rate of 1% per annum on average daily borrowings under the line of credit during the quarter. No such usage fees were paid to Mr. Gerdes in either 2003 or 2004. When the Company’s line of credit was renewed on March 8, 2004, the bank no longer required the personal guarantee and the personal guarantee agreement with Mr. Gerdes was terminated at that time.

Mr. Gerdes does not and will not have an employment agreement with the Company. The compensation agreement applicable to 2005 between Mr. Gerdes and the Company is unchanged and was previously disclosed in the Current Report on Form 8-K dated December 8, 2004 that was filed with the Securities and Exchange Commission on December 13, 2004.

Mr. Munoz (age 40) shall commence serving as the Company’s Executive Vice President – Operations on June 7, 2005. Prior to joining Transcend, Mr. Munoz started and solely operated CSR, LLC, a business services consulting firm, commencing in February 2002. From October 2000 to April 2002, Mr. Munoz served as the Senior Director of the CodeRemote Division of PHNS, Inc. (“PHNS”), a health information technology and business processing outsourcing service firm. From September 1998 to October 2000, Mr. Munoz was Vice President of Operations for Transcend Services, Inc. for whom Mr. Munoz developed the CodeRemote operation that was sold by Transcend to PHNS during October 2000.

There are no family relationships between Mr. Munoz and any other director or executive officer of the Company.

Since January 1, 2004, there have been no transactions between Mr. Munoz and the Company, any other director or any other executive officer other than Mr. Munoz providing independent business consulting services to the Company under an agreement dated December 14, 2004 for which the Company paid $88,539.88 to Mr. Munoz between December 14, 2004 and June 3, 2005 and for which the Company owes an additional estimated amount of approximately $10,000 to Mr. Munoz as of June 3, 2005.

Mr. Munoz does not and will not have an employment agreement with the Company. See Item 1.01 above for a description of the compensation agreement between Mr. Munoz and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: June 3, 2005	/s/ Larry G. Gerdes
Larry G. Gerdes
President and Chief Executive Officer
(Principal Executive Officer)